Exhibit 99.1

Investor Relations
Phone: (301) 897-2564
Email: info@spherix.com

SPHERIX REPORTS First QUARTER 2009 EARNINGS

BETHESDA, MD, May 14, 2009 - Spherix Incorporated (NASDAQ: SPEX), an innovator in biotechnology for diabetes therapy, and a provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today reported results for the first quarter ended March 31, 2009.

Recent Company Highlights

•	Biospherics
o	Created a wholly owned subsidiary, Biospherics Incorporated, for the Company’s biotech segment.
o	Naturlose® Phase 3 clinical trial investigating efficacy as a treatment for Type 2 diabetes ongoing:
▪	Interim data results expected in third quarter of 2009
▪	Completion of the related Phase 2 Dose Range trial expected in early 2010
▪	Trial completion expected in mid- to late-2010
o	Trade shows/investor conferences:
▪	Ohio Valley Affiliates for Life Science, Dayton, OH, April 2-3
▪	BIO International Convention, Atlanta, GA, May 18-21
▪	Rodman & Renshaw 11th Annual Health Conference, New York, NY, Sept. 9-11

•	Spherix Consulting
o	Created a wholly owned subsidiary, Spherix Consulting, Inc., for the Company’s health sciences segment.
o	Strong growth from health sciences consulting services.
o	Trade shows Spherix Consulting has and will be attending:
▪	Society of Toxicology 48th Annual Meeting, Baltimore, MD, March 15-19
▪	Institute of Food Technologists Annual Meeting and Food Expo, Anaheim, CA, June 6-9
▪	American College of Toxicology, 30th Annual Meeting, Palm Springs, CA, Nov. 1-4
▪	Supply Side West, Las Vegas, NV, Nov. 11-13

“We are pleased with the excellent growth of our health sciences consulting business,” commented Dr. Claire L. Kruger, CEO of Spherix.  “This is an exciting time at Spherix as we await the interim data in the fall from our ongoing Phase 3 clinical trial investigating the efficacy of Naturlose as a novel treatment for Type 2 diabetes.”

Financial Results for the Quarter Ended March 31, 2009

Revenue and direct contract costs grew to $360,670 from $142,908 from the previous year’s quarter.  The Company’s revenue improvement reflects the growth of its health sciences consulting services (“Spherix Consulting”).

Research and development expenses were $1.6 million in the quarter, up from $1.0 million in the previous year’s quarter.   The increase in R&D expenses is related to the expansion of the Phase 3 trial to India.  The Company’s R&D expenses for both years consisted of costs for both the Phase 3 clinical trial and a related Phase 2 Dose Range trial.

Selling, general and administrative expenses for the quarter were $759,270, down from $1.1 million in the first quarter of 2008.  The drop was largely the result of the relocation of the Company’s Headquarters to a smaller facility in April 2008, and lower overhead costs.

The Company’s losses from continuing operations were $2.0 million for the first quarters ended 2009 and 2008.

The net loss for the quarter ended March 31, 2009 was $2.0 million or $0.14 per share, compared with a net loss of $1.9 million or $0.13 per share for the same period in 2008.

Update on Naturlose® Phase 3 Clinical Trial

Patient retention in the India trial has been consistent with that of the U.S. thus far.  The Company expects that the Phase 2 Dose Range trial will likely be completed in early 2010 and the Phase 3 trial will likely be completed in mid- to late-2010, based on the current enrollment and retention numbers.  The Company expects to obtain interim analysis results from the Phase 3 trial during the third quarter of 2009, which may allow the Company some preliminary insight as to the efficacy of Naturlose as a treatment for Type 2 diabetes.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company, under the name Biospherics Research.  The company now leverages its scientific and technical expertise and experience through its two subsidiaries—Biospherics Incorporated and Spherix Consulting, Inc.  Biospherics is currently running a Phase 3 clinical trial to study the use of Naturlose as a treatment for Type 2 diabetes.  Its Spherix Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products, and industrial chemicals and pesticides.  For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of Naturlose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop Naturlose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

- Tables Follow -

Spherix Incorporated
Consolidated Statements of Operations
For the Quarters Ended March 31, 2009 and 2008
(Unaudited)

	Three Months Ended March 31,
	2009	2008

Revenue	$360,670	$142,908
Operating expense
Direct costs	130,542	61,594
Research and development expense	1,561,389	1,031,208
Selling, general and administrative expense	759,270	1,100,915
Total operating expense	2,451,201	2,193,717

Loss from operations	(2,090,531)	(2,050,809)
Interest income	24,447	136,575
Loss before taxes	(2,066,084)	(1,914,234)
Income tax expense	-	-
Net loss	$(2,066,084)	$(1,914,234)

Net loss per share, basic	$(0.14)	$(0.13)
Net loss per share, diluted	$(0.14)	$(0.13)

Weighted average shares outstanding, basic	14,357,162	14,318,702
Weighted average shares outstanding, diluted	14,357,162	14,318,702

Spherix Incorporated
Consolidated Balance Sheets
As of March 31, 2009 (unaudited), and December 31, 2008

ASSETS	March 31, 2009 (Unaudited)	December 31, 2008
Current assets
Cash and cash equivalents	$7,778,180	$9,404,843
Short-term investments	2,029,352	1,894,434
Trade accounts receivable	189,617	281,342
Other receivables	13,681	37,223
Prepaid expenses and other assets	177,352	282,971
Total current assets	10,188,182	11,900,813

Property and equipment, net	288,975	310,365
Patents, net of accumulated amortization of $40,105 and $38,588	12,915	14,433
Deposit	35,625	35,625
Total assets	$10,525,697	$12,261,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,180,489	$710,881
Accrued salaries and benefits	152,289	304,756
Deferred revenue	76,423	39,347
Total current liabilities	1,409,201	1,054,984

Deferred compensation	635,000	660,000
Deferred rent	130,124	136,736
Total liabilities	2,174,325	1,851,720

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.005 par value, 50,000,000 shares authorized; 14,437,600 issued, and 14,357,162 shares outstanding at March 31, 2009 and December 31, 2008	72,188	72,188
Paid-in capital in excess of par value	27,610,426	27,602,486
Treasury stock, 80,438 shares, at cost at March 31, 2009 and
December 31, 2008	(464,786)	(464,786)
Accumulated deficit	(18,866,456)	(16,800,372)
Total stockholders' equity	8,351,372	10,409,516
Total liabilities and stockholders' equity	$10,525,697	$12,261,236